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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-108026 of Franklin Bank Corp. on Form S-1 filed pursuant to Rule 462(b) under the Securities Act of 1933 of our report dated March 21, 2003, included in Amendment No. 4 to Registration Statement No. 333-108026 of Franklin Bank Corp. on Form S-1 and to the reference to us under the heading "Experts" in such amended Registration Statement.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Houston, Texas
December 17, 2003